                                                                    Exhibit 99.2







                            AMERICA'S HEALTH NETWORK
                        (A Development Stage Enterprise)

                   Combined Financial Statements and Schedules

                           December 31, 1994 and 1995

                   (With Independent Auditors' Report Thereon)

                            AMERICA'S HEALTH NETWORK

                        (A Development Stage Enterprise)


                                Table of Contents

                                                                     Page
                                                                     ----

Independent Auditors' Report                                           1

Combined Balance Sheets                                                2

Combined Statements of Operations                                      3

Combined Statements of Ownership Equity                                4

Combined Statements of Cash Flows                                      5

Notes to Combined Financial Statements                               6 - 10

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
America's Health Network:


We have audited the accompanying combined balance sheet of America's Health Network (the "Company") (a development stage enterprise) as of December 31, 1994 and 1995 and the related combined statements of operations, ownership equity, and cash flows for the period December 7, 1993 (date of inception) to December 31, 1994, the year ended December 31, 1995 and cumulative through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of America's Health Network (a development stage enterprise) at December 31, 1994 and 1995 and the results of its operations and its cash flows for the period December 7, 1993 (date of inception) to December 31, 1994 , the year ended December 31, 1995 and cumulative through December 31, 1995, in conformity with generally accepted accounting principles.





Providence, Rhode Island
March 15, 1996

                            AMERICA'S HEALTH NETWORK
                        (A Development Stage Enterprise)

                                              Combined Balance Sheets


                                                                                                              (unaudited)
                                                                    December 31,         December 31,          June 30,
                                                                        1994                 1995                1996
                                                                    ------------         ------------         -----------

Current assets:
   Cash and cash equivalents                                        $   216,348          $   294,053          $20,182,414
   Accounts receivable                                                        -                    -                  688
   Inventory                                                                  -                    -              194,803
   Prepaid expenses and other current assets                              9,383            1,266,236            1,625,488
   Charter affiliate advances                                                 -                    -            2,172,155
                                                                    -----------          -----------          -----------

           Total current assets                                         225,731            1,560,289           24,175,548

Property and equipment, net                                              12,060            2,471,853            8,992,448

Organization costs, net                                                  46,399               64,496                    -
Deposits                                                                351,648              135,040                8,744
Prepaid rent                                                                  -            2,700,000            2,625,000
Charter affiliate advances                                                    -                    -            4,011,069
Other                                                                         -              212,500              162,500
                                                                    -----------          -----------          -----------

                                                                    $   635,838          $ 7,144,178          $39,975,309
                                                                    ===========          ===========          ===========

Current liabilities:
   Accounts payable                                                 $   123,834          $   498,703          $ 2,059,376
   Accounts payable charter affiliates                                        -                    -            5,946,154
   Accounts payable - construction in process                                 -              493,683                    -
   Accrued expenses and other liabilities                                 2,912              128,655              485,049
   Notes payable to related party                                             -            3,000,000                    -
                                                                    -----------          -----------          -----------

           Total current liabilities                                    126,746            4,121,041            8,490,579
                                                                    -----------          -----------          -----------

Ownership equity:
   Convertible preferred stock, par value $1.00,
    384,848 shares authorized, 91,919  and 384,848
    shares issued, at December 31, 1994 and 1995
    liquidation of $24.75 per share                                 $    91,919              384,848                    -
   Common stock, par value $0.01, 1,000,000 shares
    authorized, 104,520 shares issued at December 31,
    1994 and 1995                                                         1,045                1,045                    -
   Additional paid-in capital                                         2,205,563            8,802,627                    -
   Deficit accumulated during development stage                      (1,789,435)          (6,165,383)                   -
   Partners' capital (deficit accumulated during
    development stage through June 30, 1996 equaled
    $16,703,790)                                                              -                    -           31,484,730
                                                                    -----------          -----------          -----------

           Total Ownership equity                                       509,092            3,023,137           31,484,730
                                                                    -----------          -----------          -----------

                                                                    $   635,838            7,144,178           39,975,309
                                                                    ===========          ===========          ===========


See accompanying notes to combined financial statements.

                            AMERICA'S HEALTH NETWORK
                        (A Development Stage Enterprise)

                                         Combined Statements of Operations
                                                                                                             Unaudited
                                                                                                   ------------------------------
                                                                                     Cumulative                        Cumulative
                                                                                     December 7,                       December 7,
                                                 Period December 7,  Year ended     1993 Through   Six months ended   1993 Through
                                                    1993 to         December 31,    December 31,       June 30,          June 30,
                                                 December 31, 1994      1995            1995             1996             1996
                                                 ------------------ ------------    ------------   ----------------   ------------

Revenues                                            $         -               -               -           28,910           28,910
                                                    -----------      ----------      ----------      -----------      -----------

Operating expenses:
   General and administrative                           930,248       2,284,438       3,214,686        1,936,755        5,151,441
   Sales and marketing                                        -               -               -          268,903          268,903
   Affiliate relations                                  877,807         660,087       1,537,894        2,812,973        4,350,867
   Production                                                 -         698,115         698,115        3,592,856        4,290,971
   Product merchandising                                      -         509,117         509,117          591,437        1,100,554
   Programming                                                -         203,269         203,269          554,520          757,789
   Depreciation and amortization                         10,376          22,858          33,234          621,480          654,714
                                                    -----------      ----------      ----------      -----------      -----------

           Total operating expenses                   1,818,431       4,377,884       6,196,315       10,378,924       16,575,239

Loss from operations                                 (1,818,431)     (4,377,884)     (6,196,315)     (10,350,014)     (16,546,329)

Interest and other income, net                           28,996           1,936          30,932          214,857          245,789
Interest expense                                              -               -               -         (403,250)        (403,250)
                                                    -----------      ----------      ----------      -----------      -----------

Loss before income taxes                             (1,789,435)     (4,375,948)     (6,165,383)     (10,538,407)     (16,703,790)

Income taxes                                                  -               -               -                -                -
                                                    -----------      ----------      ----------      -----------      -----------

Net loss                                            $(1,789,435)     (4,375,948)     (6,165,383)     (10,538,407)     (16,703,790)
                                                    ===========      ==========      ==========      ===========      ===========


See accompanying notes to combined financial statements.

                                      4
                            AMERICA'S HEALTH NETWORK
                        (A Development Stage Enterprise)

                   Combined Statements of Ownership Equity
                                 Convertible                      Additional
                                  Preferred               Common    Paid-in
                         Shares     Stock     Shares      Stock     Capital
                         ------  -----------  ------      ------  ----------

Issue of convertible
   preferred stock       91,919    91,919          -         -     2,183,076

Issuance of
   common stock               -         -    104,520      1,045       22,487
Net loss                      -         -          -          -            -

Balances at
   December 31,
   1994                  91,919    91,919    104,520      1,045    2,205,563

Issuance of convertible
   preferred stock,
   net of $360,000
   of issue costs       292,929   292,929          -          -    6,597,064
Net loss                      -         -          -          -            -

Balances at
   December 31,
   1995                 384,848   384,848    104,520      1,045    8,802,627

Loss through
   March 19, 1996 (a)         -         -          -          -            -
Conversion of
   stockholders
   equity to partner

   interest (a)        (384,848) (384,848)  (104,520)    (1,045)  (8,802,627)
Limited partner
   contribution, net
   of $1,000,000 of

   issue costs (a)            -         -          -          -            -
Net loss (a)                  -         -          -          -            -

Balances at June 30,
   1996 (a)                   -         -          -          -            -

                                                                 Deficit
                                                               Accumulated
                                                                  During              Total
                                 General        Limited        Development          Ownership
                                 Partner        Partners           Stage              Equity
                                 -------        --------       -----------        -------------

Issue of convertible
   preferred stock                     -               -                 -          2,274,995

Issuance of
   common stock                        -               -                 -             23,532
Net loss                               -               -        (1,789,435)        (1,789,435)

Balances at
   December 31,
   1994                                -               -        (1,789,435)           509,092

Issuance of convertible
   preferred stock,
   net of $360,000
   of issue costs                      -               -                 -          6,889,993
Net loss                               -               -        (4,375,948)        (4,375,948)

Balances at
   December 31,
   1995                                -               -        (6,165,383)         3,023,137

Loss through
   March 19, 1996 (a)                  -               -        (1,790,764)        (1,790,764)
Conversion of
   stockholders
   equity to partner
   interest (a)                1,232,373               -         7,956,147                  -
Limited partner
   contribution, net
   of $1,000,000 of
   issue costs (a)                     -      39,000,000                 -         39,000,000
Loss from March 20, 1996      (1,232,373)     (7,515,270)                -         (8,747,643)
   to June 30, 1996 (a)

Balances at June 30,
   1996 (a)                            -      31,484,730                 -         31,484,730


(a) denotes information which is unaudited.

See accompanying notes to combined financial statements.

                            AMERICA'S HEALTH NETWORK
                        (A Development Stage Enterprise)

                                                 Combined Statements of Cash Flows
                                                                                                               (unauditied)
                                                                                                       ---------------------------
                                                                                        Cumulative                     Cumulative
                                                     Period December 7,                 December 7,    Six months      December 7,
                                                          1993 to         Year ended    1993 Through      ended       1993 Through
                                                        December 31,     December 31,   December 31,     June 30,        June 30,
                                                           1994             1995            1995           1996            1996
                                                           ----             ----            ----           ----            ----

Cash flows from operating activities:
 Net loss                                              $(1,789,435)      $(4,375,948)   $(6,165,383)   $(10,538,407)  $(16,703,790)
 Adjustments to reconcile net loss to net cash used
  in operating activities:
  Depreciation and amortization                             10,376            22,858         33,234         621,480        654,714
  Transponder services received in exchange
  for preferred stock                                            -           410,000        410,000               -        410,000
  Expense of prepaid rent                                        -                 -              -          75,000         75,000
  Change in current assets and liabilities:
    Accounts receivable                                          -                 -              -            (688)          (688)
    Inventory                                                    -                 -              -        (194,803)      (194,803)
    Prepaid expenses and other current assets               (9,383)         (956,853)      (966,236)       (359,252)    (1,325,488)
    Deposits and other long-term assets                   (351,648)           94,108       (257,540)        126,296       (131,244)
    Charter affiliates                                           -                 -              -      (6,183,224)    (6,183,224)
    Prepaid rent                                                 -        (3,000,000)    (3,000,000)              -     (3,000,000)
    Accounts payable                                       123,834           868,552        992,386       1,066,990      2,059,376
    Accounts payable charter affiliates                          -                 -              -       5,946,154      5,946,154
    Accrued expenses and other liabilities                   2,912           125,743        128,655         356,394        485,049
                                                       -----------       -----------    -----------    ------------   ------------
          Net cash used in operating activities         (2,013,344)       (6,811,540)    (8,824,884)     (9,084,060)   (17,908,944)
                                                       -----------       -----------    -----------    ------------   ------------

Cash flows from investing activities:
 Capital expenditures                                      (13,156)       (2,471,516)   (2,484,672)      (7,021,819)    (9,506,491)
 Organization expenditures                                 (55,679)          (29,232)      (84,911)         (55,760)      (140,671)
                                                       -----------       -----------    ----------     ------------   ------------
          Net cash used in investing activities            (68,835)       (2,500,748)   (2,569,583)      (7,077,579)    (9,647,162)
                                                       -----------       -----------    ----------     ------------   ------------

Cash flows from financing activities:
 Proceeds from notes payable to related party                    -         3,000,000     3,000,000       12,000,000     15,000,000
 Proceeds from issuance of preferred stock               2,274,995         6,389,993     8,664,988                -      8,664,988
 Proceeds from issuance of common stock                     23,532                 -        23,532                -         23,532
 Repayments of notes payable                                     -                 -             -      (15,000,000)   (15,000,000)
 Proceeds from issuance of limited partner interest              -                 -             -       39,050,000     39,050,000
                                                       -----------       -----------    ----------     ------------   ------------
          Net cash provided by financing activities      2,298,527         9,389,993    11,688,520       36,050,000     47,738,520
                                                       -----------       -----------    ----------     ------------   ------------

Increase in cash                                           216,348            77,705       294,053       19,888,361     20,182,414

Cash at beginning of the period                                  -           216,348             -          294,053              -
                                                       -----------       -----------    ----------     ------------   ------------
Cash at end of the period                              $   216,348       $   294,053    $  294,053     $ 20,182,414   $ 20,182,414
                                                       ===========       ===========    ==========     ============   ============








Supplemental disclosures of non-cash activities:
 During 1995, the Company received $500,000 of transponder services, $90,000 of which is recorded in other assets, in exchange for 20,202 shares of convertible preferred stock.


See accompanying notes to combined financial statements.

                            AMERICA'S HEALTH NETWORK
                        (A Development Stage Enterprise)

                     Notes to Combined Financial Statements

                           December 31, 1994 and 1995

(1)  Description of Business and Summary of Significant Accounting Policies

     (a)  Description of Business and Basis of Combination

        The combined financial statements are intended to present the operations of America's Health Network, Inc. ("AHN Inc.") and AHN Partners, L.P. ("AHN L.P.") (collectively known as "America's Health Network" or "the Company"). AHN Inc. is a corporation formed on December 7, 1993 to develop a basic cable television programming service (the "channel") principally featuring viewer call-in programs designed for health-conscious adults as well as home shopping segments during which medical and health related products will be sold. AHN L.P. has been formed to carry on the operations of the channel.

        AHN Inc. has been in the development stage from its inception on December 7, 1993. On January 31, 1996, the shareholders of AHN Inc. exchanged their shares in AHN Inc. for membership interests in America's Health Network LLC ("AHN LLC"). AHN LLC has contributed the shares of AHN Inc. to AHN L.P. On March 19, 1996 AHN Inc. was dissolved. AHN LLC is the general partner in AHN L.P. The channel launched on March 25, 1996.

        The Company is in the process of completing a private placement to raise an estimated $65 million in equity financing in two tranches. The first tranche of $40 million is expected to close in April of 1996, and the second tranche of $25 million is expected to close in January of 1997. As the Company is in the development stage at December 31, 1995 and revenue generating operations did not begin until March 25, 1996, the Company is dependent on the proceeds of the private placement to fund its operations through the break-even period, which is expected to occur in 1998. Management believes that the private placement transaction will provide the necessary working capital to fund the Company through the break-even period (see note
          8).

        All significant intercompany balances and transactions have been eliminated in combination.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        The financial statements as of and for the six months ended June 30, 1996 and cumulative through June 30, 1996 are unaudited; however, they include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation of the financial position and results of operations for these periods. The result of operations for interim periods are not necessary indicative of the results that may be expected for the entire year.

        The following are the significant accounting policies of the Company.

     (b)  Cash and Cash Equivalents

        Cash equivalents consist of commercial paper and overnight repurchasing agreements. For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     (c)  Prepaid Expenses

        Prepaid expenses consist primarily of a prepaid royalty fee (see note
          4(c)) and the current portion of prepaid rent (see note 3).

                                                                     (Continued)

                            AMERICA'S HEALTH NETWORK
                        (A Development Stage Enterprise)

                Notes to Combined Financial Statements, Continued

     (d)  Property and Equipment

        Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. The Company provides for depreciation using the straight-line method over the following estimated useful lives:

          Production equipment                                   5 years
          Computer equipment                                     5 years
          Furniture and fixtures                              5-10 years

     (e)  Organization Costs

        Organization costs are stated at cost. The company provides for amortization using the straight-line method over sixty (60) months. Amortization costs charged to operations totaled $9,280 and $11,135 for the periods December 7, 1993 (date of inception) to December 31, 1994 and December 31, 1995, respectively.

     (f)  Income Taxes

        For purposes of these combined financial statements, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the enactment date.

     (g)  Financial Instruments

        Financial instruments consist of cash, due from officers and employees, accounts payable and notes payable to a related party. The carrying amounts of these financial instruments approximate their fair value.

                            AMERICA'S HEALTH NETWORK
                        (A Development Stage Enterprise)

                Notes to Combined Financial Statements, Continued

(2)  Property and Equipment

   Property and equipment at December 31 consists of the following:

                                                    December 31,    December 31,
                                                       1994            1995
                                                       ----            ----

       Production equipment                          $ 2,752          612,911
       Computer equipment                              7,884          114,131
       Furniture and fixtures                          2,520           21,727
       Construction in progress - sound stage              -        1,735,903
                                                     -------        ---------

                                                      13,156        2,484,672

          Less accumulated depreciation                1,096           12,819
                                                     -------        ---------

                                                     $12,060        2,471,853
                                                     =======        =========


   Depreciation expense on property and equipment charged to operations totaled $1,096 and $11,723 for the periods December 7, 1993 (date of inception) to December 31, 1994 and December 31, 1995.

   The total remaining cost at December 31, 1995 to build the sound stage, including all related equipment, was approximately $ 5.3 million.

(3)  Studio Lease

   On July 1, 1995, the Company entered into an operating lease with an unrelated third party for the use of a building in which the Company will produce programs to be aired on the channel. The term of the agreement is for a period of ten years. As part of the lease, the Company will be responsible to pay all additional operating expenses and property taxes in excess of these costs over the base year, 1996. Total amount of base rent for the lease term is $3,000,000 which was paid in advance and is included in prepaid rent and prepaid expenses.

(4)  Related Party Transactions

     (a)  Telemarketing and Fulfillment Services Agreement
        In June 1995, the Company entered into a telemarketing and distribution services agreement with a vendor through which the vendor acquired a warrant to purchase up to a 4% interest (fully diluted) in AHN L.P. from AHN LLC for approximately $1.8 million. The vendor will provide telemarketing, order processing, warehousing and fulfillment services related to the sale of merchandise on the channel for a period of two years with an option to extend for an indefinite number of one year periods at the consent of both parties. The Company will pay the vendor fees on a per transaction basis. The Company paid the vendor $200,000 for an initial set up fee, which is included in the accompanying combined statement of operations.

                                                                     (Continued)

                            AMERICA'S HEALTH NETWORK
                        (A Development Stage Enterprise)

                Notes to Combined Financial Statements, Continued

     (b)  The Providence Journal Company
        AHN entered into a sub-lease agreement with The Providence Journal
          Company ("PRJ"), a convertible preferred shareholder of AHN Inc., for the use of one C-band primary transponder. The lease is effective from November 1995 through October 2000 and calls for monthly lease payments of $110,000. PRJ has since entered into additional sublease agreements with third parties which, per the agreement, reduced the Company's monthly lease payment to $90,000. In exchange for transponder services rendered by PRJ during 1995, AHN Inc. issued PRJ 20,202 shares of convertible preferred stock. The amount recorded as expense pursuant to this agreement totaled $410,000, including $230,000 of contract signing and reservation fees. No amounts were owed to PRJ at December 31, 1995.

        In December 1995, the Company borrowed $3,000,000 from PRJ under two separate promissory notes. The notes are in the principal amounts of $1,000,000 and $2,000,000, and bear interest at an annual rate of prime plus 2% and 15%, respectively. Both notes are payable at the earlier of June 30, 1996 or the date of the refinancing of AHN Inc. as discussed in Note 1(a), or, at PRJ's option, may be converted into an equity interest in the Company equal to the aggregate amount of principal and interest due (see note 8). Interest expense and accrued interest at December 31, 1995 approximated $9,000.

     (c)  IVI Publishing, Inc.
        On May 25, 1995, the Company entered into an agreement with IVI
          Publishing, Inc. ("IVI"), a convertible preferred shareholder of AHN Inc., in which IVI will provide medical and health content for its "Ask the Doctor" programs and other programming, as well as for certain health related products offered for sale to viewers. IVI is the electronic publisher for a major medical and educational research company. In addition to payments for programming and products provided by IVI, AHN is required to make royalty payments over the next five years at amounts ranging from $1,000,000 to $3,250,000 annually to maintain this exclusivity agreement. The royalty payment for year one, which begins on the channel launch date, was paid in December 1995 and is included in prepaid expenses in the accompanying combined balance sheet.

        In addition to royalty payments, the Company must also pay IVI a deferred royalty payment equal to 0.55% of the Company's gross revenues per year in which the Company achieves 80% of its gross revenue goal.

(5)  Income Taxes

   The tax effects of temporary differences that give rise to net deferred tax assets at December 31, 1995 consist primarily of operating costs incurred from December 7, 1993, date of inception, through December 31, 1995, that are capitalized and deferred for income tax purposes. The Company recorded a full valuation allowance against this net deferred tax asset due to the uncertainty surrounding its realization. The amount of the net deferred tax asset and related valuation allowance was $2,475,000 at December 31, 1995. Income tax benefit differed from the amount computed by applying the federal corporate tax rate of 34% to pre-tax income due to the establishment of the full valuation allowance against net deferred tax assets.

                            AMERICA'S HEALTH NETWORK
                        (A Development Stage Enterprise)

                Notes to Combined Financial Statements, Continued

(6) Ownership Equity

   Shares of convertible preferred stock are entitled to a liquidation preference of $24.75 per share upon the liquidation of AHN Inc., are convertible into shares of common stock on a one-to-one ratio, and are entitled to that number of votes on matters submitted to the shareholders of the Company equal to the number of shares of common stock into which such shares may be converted.

   At December 31, 1995 there were options and warrants outstanding for 78,234 shares of common stock. The exercise price of these warrants and options varies from $10 to $27.45 per share.

(7)  Commitments

   To attract and induce distributors to carry the channel, the Company developed its "Charter Affiliate" program. In order to participate in this program, distributors must provide written notice, by February 29, 1996, to the Company of their intent to do so. Then, to qualify for the benefits of the program, participating distributors are required to launch the channel to a minimum of 250,000 subscribers, or 10% of each distributor's total subscribers, whichever is less, on or before July 1, 1996.

   Charter affiliates are advanced $3, guaranteed against commissions to be earned over the first three years of distribution, for each subscriber launched by July 1, 1996. For subscribers launched after July 1, 1996, but by December 31, 1996, Charter Affiliates will also receive this advanced guarantee, but it will be prorated for the date of launch through December 31, 1998. For subscribers launched in 1997 and 1998, Charter Affiliates will be guaranteed commissions at the rate of $1 per subscriber per year, but this guarantee will be paid at the rate of $0.0833 per subscriber per month. Charter Affiliates will also receive guaranteed marketing support, depending on the date each Charter Affiliate launches the channel, ranging from $0.25 to $1.00 per subscriber per year. During 1995, the Company did not make any payments or incur any liabilities pursuant to its Charter Affiliate program.

(8) Subsequent Events (Unaudited)

   (a) Recapitalization
   As discussed in note 1(a), on January 31, 1996, the shareholders of AHN
     Inc. exchanged their shares in AHN Inc. for membership interests in AHN LLC. The membership units provide the holders the same rights including the options discussed in note 6 as the shares exchanged. On March 19, 1996, AHN LLC contributed the shares of AHN Inc. to AHN L.P. in exchange for the managing partner interest in AHN L.P. AHN L.P. then dissolved AHN Inc., and became the operating entity for America's Health Network. These exchanges resulted in the transfer of the net assets of AHN Inc., the original operating entity, to AHN L.P. The net assets transferred were accounted for by AHN L.P. at the basis of the assets as recorded by AHN Inc. on the date of the dissolution of AHN Inc.

   On May 10, 1996, AHN L.P. completed the first of two tranches of a private placement to raise an estimated $65 million in equity financing. The first tranche raised $39 million, net of issuance costs. All notes payable to Providence Journal were settled on this date.

                            AMERICA'S HEALTH NETWORK
                        (A Development Stage Enterprise)

                Notes to Combined Financial Statements, Continued

   The second tranche, estimated to raise $25 million, is expected to close in January of 1997. As AHN L.P. continues to be in the development stage at June 30, 1996, and substantial revenue generation has not occurred, AHN L.P. is dependent upon the proceeds of private equity placements to fund its operations through the break-even period, which is expected to occur in 1998. Management continues to believe that the private placement transactions will provide the necessary working capital to fund AHN L.P. through June 30, 1997.

   Subsequent to March 19, 1996, the financial statements represent the operations of AHN L.P., which, as successor to AHN Inc., includes the operational history of America's Health Network. The financial information subsequent to March 19, 1996, therefore, is not combined.

(b)  Partners' Capital
   Subsequent to March 19, 1996, the equity structure of AHN L.P. represents the partner investments in AHN L.P., as well as losses allocated to the partners. At June 30, 1996, the partners consisted of the Managing Partner, AHN LLC, and limited Preferred Partners. The Preferred Partners are provided with a preferred return of 8% on their capital investment, until such time as the Preferred Partners have received distributions equal to their original capital investment. Profits, losses and distributable cash are allocated to the individual partners based on their capital contributions and capital accounts and are subject to certain special allocations as defined in the limited partnership agreement.

   Also, subsequent to March 19, 1996, no provision is made for income taxes since the loss of AHN L.P. is included in the income tax returns of the partners.

(c)  PRJ
   On September 26, 1996, one of AHN L.P.'s investors, PRJ, signed a definitive merger agreement with A. H. Belo Corporation ("Belo") under the terms of which PRJ would be merged into Belo. The merger, pending regulatory and shareholder approval, is expected to be consummated in 1997.

   While management of AHN L.P. believes that its current financing plans will provide sufficient working capital to fund operations through the break-even period, the impact that this merger will have on these plans is uncertain.